UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 29, 2004

MPSI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11527	73-1064024

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4343 South 118th East Avenue, Tulsa, Oklahoma	74146

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     918-877-6774

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5. Other Events and Regulation FD Disclosure.

     On June 29, 2004, Ronald G. Harper, Board Chairman for MPSI Systems inc. accepted a letter of resignation from the President and CEO, Dr. Bryan D. Gross, to be effective July 19, 2004. In a special meeting of the Board of Directors of the Company on July 6, 2004, it was unanimously agreed that James C. Auten be named acting CEO and president of MPSI Systems Inc. This event was announced through a press release dated July 7, 2004.

Item 7. Financial Statements and Exhibits

(c)	Exhibit 99.1 — Attached hereto as an Exhibit is a copy of the above-stated press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPSI Systems Inc. (Registrant)
July 7, 2004 (Date)	/s/ James C. Auten (Signature)

James C. Auten (Name of Authorized Signatory)

Chief Financial Officer (Title)